Exhibit (e)

DISTRIBUTION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of April 16, 2018, between Stone Ridge Trust, a Delaware statutory trust (the “Trust”), on behalf of its series (each a “Fund” and together the “Funds”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Trust is an open-end series management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, ALPS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and a member of the Financial Industry Regulatory Authority, Inc.;

WHEREAS, the Trust and ALPS are parties to a distribution agreement, as amended, attached hereto as Exhibit 1 (“Prior Distribution Agreement”);

WHEREAS, on January 11, 2018, DST Systems, Inc. (“DST”), the ultimate parent company of ALPS (as of that date), announced that it had entered into a definitive agreement under which SS&C Technologies Holdings, Inc. (“SS&C”) will acquire all of the outstanding common stock of DST (the “Transaction”);

WHEREAS, upon completion of the Transaction, SS&C will have indirect controlling interest in ALPS and, as such, the Transaction may result in an “assignment” (as such term is defined under the 1940 Act) of the Prior Distribution Agreement;

WHEREAS, under the 1940 Act, an assignment includes any direct or indirect transfer of a controlling block of an entity’s voting securities and, as a result of an assignment, the Prior Distribution Agreement may be deemed terminated; and

WHEREAS, in light of the possible assignment and change in control of ALPS in connection with the Transaction, ALPS and the Trust wish to enter into this Agreement effective upon close of the Transaction.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows.

1.	Appointment. The Trust hereby appoints ALPS to provide the distribution services set forth in the Prior Distribution Agreement, attached hereto as Exhibit 1.

2.

Incorporation. Except as provided below in Section 3, all terms, conditions, representations, warranties and covenants contained in the Prior Distribution Agreement, attached hereto as Exhibit 1, are incorporated herein by reference.

3.	Conflicts.

(a)

To the extent any defined term within the main body of this Agreement (“Main Body”; for the avoidance of doubt, the term “Main Body” excludes Exhibit 1 and any future exhibit to this Agreement (each, a “Future Exhibit”)) conflicts with a defined term provided in Exhibit 1, the defined term included in the Main Body shall control and the conflicting defined term within Exhibit 1 is hereby replaced with the defined term contained within the Main Body.

(b)	To the extent there is any other conflict between the Main Body and Exhibit 1, the Main Body shall control.

(c)	To the extent there is a conflict between Exhibit 1 and a Future Exhibit, the Future Exhibit shall control.

4.	Duration and Termination of this Agreement.

(a)

Initial Term. This Agreement shall become effective as of the date first written above (the “Start Date”) and shall continue thereafter throughout the period that ends two (2) years after the Start Date (the “Initial Term”).

(b)

Renewal Term. If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Trust’s Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the relevant Fund of the Trust, provided that in either event the continuance is also approved by the majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. If a plan under Rule 12b-1 of the 1940 Act is in effect (where applicable), continuance of the plan and this Agreement must be approved at least annually by a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval.

(c)

This Agreement is terminable on sixty (60) days’ written notice by the Trust’s Board of Trustees, by vote of the holders of a majority of the outstanding voting securities of the relevant Fund of the Trust, or by ALPS.

(d)

Deliveries Upon Termination. Upon termination of this Agreement, ALPS agrees to cooperate in the orderly transfer of distribution duties and shall deliver to the Trust or as otherwise directed by the Trust (at the expense of the Trust) all records and other documents made or accumulated in the performance of its duties for the Trust hereunder. In the event ALPS gives notice of termination under this Agreement, it will continue to provide the services contemplated hereunder after such termination at the contractual rate for up to 120 days, provided that the Trust uses all reasonable commercial efforts to appoint such replacement on a timely basis.

5.

Assignment. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). This Agreement shall not be assignable by the Trust without the prior written consent of ALPS, such consent not to be unreasonably withheld by ALPS.

6.	Amendments. This Agreement may only be amended by the parties in writing.

7.

Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado and the 1940 Act and the rules thereunder. To the extent that the laws of the State of Colorado conflict with the 1940 Act or such rules, the latter shall control.

8.	Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.

Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, that ALPS may embody in one or more separate documents its agreement, if any, with respect to delegated duties and oral instruction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

STONE RIDGE TRUST

By:	/s/ Lauren D. Macioce
Name:	Lauren D. Macioce
Title:	Secretary

ALPS DISTRIBUTORS, INC.

By:	/s/ Steven B. Price
Name:	Steven B. Price
Title:	Senior Vice President & Director of Distribution Services

EXHIBIT 1

[Prior Distribution Agreement]

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of August 14, 2017, by and between Stone Ridge Trust, a Delaware statutory trust (the “Trust”), on behalf of the series listed in Appendix A (each a “Fund” and together the “Funds”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Trust is an open-end series management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”);

WHEREAS, ALPS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Trust wishes to employ the services of ALPS in connection with the promotion and distribution of the shares of the Funds (the “Shares”).

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows.

4.	ALPS Appointment and Duties.

(a)

The Trust hereby appoints ALPS to provide the distribution services set forth in this Agreement on Appendix B, as amended from time to time, upon the terms and conditions hereinafter set forth. ALPS hereby accepts such appointment and agrees to furnish such specified services. ALPS shall for all purposes be deemed to be an independent contractor and shall, except as otherwise expressly authorized in this Agreement, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

(b)

ALPS may employ or associate itself with a person or persons or organizations as ALPS believes to be desirable in the performance of its duties hereunder; provided that, in such event, the compensation of such person or persons or organizations shall be paid by and be the sole responsibility of ALPS, and the Trust shall bear no cost or obligation with respect thereto; and provided further that ALPS shall not be relieved of any of its obligations under this Agreement in such event and shall be responsible for all acts of any such person or persons or organizations taken in furtherance of this Agreement to the same extent it would be for its own acts.

5.	ALPS Compensation; Expenses.

ALPS will bear all expenses in connection with the performance of its services under this Agreement, except as otherwise provided herein. ALPS will not bear any of the costs of Trust personnel. Other Trust expenses incurred shall be borne by the Funds in accordance with the terms of their investment management agreements including, but not limited to, initial organization and offering expenses; the blue sky registration and qualification of

Shares for sale in the various states in which the officers of the Trust shall determine it advisable to qualify such Shares for sale (including registering the Trust as a broker or dealer or any officer of the Trust as agent or salesman in any state); litigation expenses; taxes; costs of preferred shares; expenses of conducting repurchase offers for the purpose of repurchasing Fund shares; administration, transfer agency, and custodial expenses; interest; Trust trustees’ fees; brokerage fees and commissions; state and federal registration fees; advisory fees; insurance premiums; fidelity bond premiums; Trust and investment advisory related legal expenses; costs of maintenance of Trust existence; printing and delivery of materials in connection with meetings of the Trust’s trustees; printing and mailing of shareholder reports, prospectuses, statements of additional information, other offering documents and supplements, proxy materials, and other communications to shareholders; securities pricing data and expenses in connection with electronic filings with the U.S. Securities and Exchange Commission (the “SEC”). Any fees authorized under any Rule 12b-1 plan of a Fund will be paid by the Fund to ALPS in accordance with the terms of the applicable Rule 12b-1 plan, as may be amended by the Board of Trustees of the Trust (the “Board”).

3.

Documents. The Trust has furnished or will furnish, upon request, ALPS with copies of the Trust’s Agreement and Declaration of Trust, By-Laws, investment management agreements, custodian agreement, transfer agency agreement, administration agreement, current prospectuses, statements of additional information, periodic Trust reports, and all forms relating to any plan, program or service offered by the Trust that are not publicly available. The Trust shall furnish, within a reasonable time period, to ALPS a copy of any amendment or supplement to any of the above-mentioned documents that are not publicly available. Upon request, the Trust shall furnish promptly to ALPS any additional documents reasonably necessary or advisable to perform its functions hereunder. As used in this Agreement the terms “registration statement,” “prospectus” and “statement of additional information” shall mean any registration statement, prospectus and statement of additional information filed by the Trust with the SEC and any amendments and supplements thereto that are filed with the SEC.

4.	Sales of Shares.

(a)

The Trust grants to ALPS the right to sell the Shares as agent on behalf of the Trust, during the term of this Agreement, subject to the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), the 1940 Act, and of the laws governing the sale of securities in the various states (“Blue Sky Laws”), under the terms and conditions set forth in this Agreement. ALPS shall have the right to sell, as agent on behalf of the Trust, the Shares covered by the registration statement, prospectuses and statements of additional information for the Trust then in effect under the 1933 Act and 1940 Act.

(b)	The rights granted to ALPS shall be exclusive, except that the Trust reserves the right to sell Shares directly to investors on applications received and accepted by the Trust.

(c)

Except as otherwise noted in the Trust’s current prospectuses and/or statements of additional information, all Shares sold to investors by ALPS or the Trust will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per Share, as determined in the manner described in the Trust’s relevant current prospectuses and/or statements of additional information.

(d)

The Trust shall receive the net asset value per Share on all sales. If a fee in connection with shareholder redemptions is in effect, such fee will be paid to the Trust. The net asset value of the Shares will be calculated by the Trust or by another entity on behalf of the Trust. ALPS has no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

(e)

The Trust reserves the right to suspend sales and ALPS’ authority to process orders for Shares on behalf of the Trust if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

(f)

In consideration of these rights granted to ALPS, ALPS agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price as requested by the Trust and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation, but only in consultation with the Trust. ALPS shall review and file such materials with the SEC and/or FINRA to the extent required by the Exchange Act or the 1940 Act and the rules and regulations thereunder, and by the rules of FINRA. This shall not prevent ALPS from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. ALPS will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

(g)

ALPS is not authorized by the Trust to give any information or to make any representations other than those contained in the registration statement or prospectuses and statements of additional information, or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for ALPS’ use. Consistent with the foregoing, ALPS may prepare and distribute sales literature or other material as it may deem appropriate but only in consultation with the Trust, provided such sales literature complies with applicable laws and regulations.

(h)

The Trust agrees that it will take all action necessary to register an indefinite number of Shares under the 1933 Act and the 1940 Act (subject to the necessary approval of its shareholders). The Trust shall make available to ALPS, at ALPS’ expense, such number of copies of its prospectuses, statements of additional information, and periodic reports that are not publicly available as ALPS may reasonably request. The Trust shall furnish to ALPS copies of all information, financial statements and other papers that ALPS may reasonably request for use in connection with the distribution of Shares of the Trust.

(i)

The Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as ALPS may designate. The Trust must notify ALPS in writing of the states in which the Shares may be sold and must notify ALPS in writing of any changes to the information contained in the previous notification.

(j)

The Trust shall not use the name of ALPS, or any of its affiliates, in any prospectus or statement of additional information, sales literature, and other material relating to the Trust in any manner without the prior written consent of ALPS (which shall not be unreasonably withheld); provided, however, that ALPS hereby approves all lawful uses of the names of ALPS and its affiliates in the prospectuses and statements of additional information of the Trust and in all other materials that merely refer in accurate terms to its appointment hereunder or that are required by the SEC, FINRA, the Office of the Comptroller of the Currency (the “OCC”) or any state securities authority.

(k)

Neither ALPS nor any of its affiliates shall use the name of the Trust in any publicly disseminated materials, including sales literature, in any manner without the prior written consent of the Trust (which shall not be unreasonably withheld); provided, however, that the Trust hereby approves all lawful uses of its name in any required regulatory filings of ALPS that merely refer in accurate terms to the appointment of ALPS hereunder or that are required by the SEC, FINRA, OCC or any state securities authority.

(l)	ALPS will promptly transmit any orders received by it for purchase, redemption, or exchange of the Shares to the Trust’s transfer agent.

(m)

The Trust agrees to issue Shares of the relevant Fund and to request the Trust’s transfer agent to record on its books the ownership of such Shares in accordance with the procedures described in the relevant prospectus in such amounts as ALPS has requested through the transfer agent in writing or other means of data transmission, as promptly as practicable after receipt by the Trust of the requisite deposit securities and cash component (together with any fees) and acceptance of such order, upon the terms described in the Trust’s registration statements.

5.	Insurance. ALPS agrees to maintain fidelity bond and liability insurance coverages that are, in scope and amount, consistent with coverages customary for distribution activities relating to the Trust.

6.	Right to Receive Advice.

(a)

Advice of the Trust and Service Providers. If ALPS is in doubt as to any action it should or should not take, ALPS may request directions, advice, or instructions from the Trust or, as applicable, the Trust’s investment adviser, custodian, or other service providers.

(b)

Advice of Counsel. If ALPS is in doubt as to any question of law pertaining to any action it should or should not take, ALPS may request advice from counsel of its own choosing (who may be counsel for the Trust or the Trust’s investment adviser, or such other counsel as the Trust and ALPS may agree upon).

(c)

Conflicting Advice. In the event of a conflict between directions, advice or instructions ALPS receives from the Trust or any service provider and the advice ALPS receives from counsel pursuant to Section 6(b), ALPS may in its sole discretion rely upon and follow the advice of counsel, provided that, with respect to the performance of any action or omission of any action upon such advice, ALPS will conform to the standard of care set forth in Section 7(a). ALPS will provide the Trust with prior written notice of its intent to follow advice of counsel that is materially inconsistent with directions, advice or instructions from the Trust. Upon request, ALPS will provide the Trust with a copy of such advice of counsel.

7.	Standard of Care; Limitation of Liability; Indemnification.

(a)	ALPS shall be obligated to act in good faith and to exercise commercially reasonable care and diligence in the performance of its duties under this Agreement.

(b)

In the absence of willful misfeasance, bad faith, negligence, or reckless disregard by ALPS in the performance of its duties, obligations, or responsibilities set forth in this Agreement, ALPS and its affiliates, including their respective officers, directors, agents, and employees, shall not be liable for, and the Trust agrees to indemnify, defend and hold harmless such persons from, all taxes, charges, expenses, assessments, claims, and liabilities (including, without limitation, attorneys’ fees and disbursements and liabilities arising under applicable federal and state laws) arising directly or indirectly from the following:

(i)	the inaccuracy of factual information furnished to ALPS by the Trust or the Trust’s investment adviser, custodians, or other service providers;

(ii)

any untrue statement of a material fact or omission of a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, the 1940 Act, or any other statute or the common law, in any registration statement, prospectus, statement of additional information, shareholder report, or other information filed or made public by the Trust (as amended from time to time), except to the extent the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of ALPS;

(iii)	any wrongful act of the Trust or any of its employees in connection with the matters to which this Agreement relates;

(iv)

any liability of ALPS resulting from a representation, covenant or warranty that ALPS makes, or any indemnification that ALPS provides, on behalf of the Trust or a Fund in an intermediary agreement relating to the Trust or a Fund;

(v)

ALPS’ reliance on any instruction, direction, notice, instrument or other information that ALPS reasonably believes to be genuine and to have been provided to ALPS by an authorized person of the Trust;

(vi)	loss of data or service interruptions caused by equipment failure of the Trust or service provider of the Trust; or

(vii)

any other action or omission to act that ALPS takes in connection with the provision of services to the Trust pursuant to the terms of this Agreement and in conformity with the standard of care set forth in Section 7(a).

(c)

ALPS shall indemnify and hold harmless the Trust, the Trust’s investment adviser and their respective officers, directors, agents, and employees from and against any and all taxes, charges, expenses, assessments, claims, and liabilities (including, without limitation, attorneys’ fees and disbursements and liabilities arising under applicable federal and state laws) arising directly or indirectly from ALPS’ willful misfeasance, bad faith, negligence, or reckless disregard in the performance of its duties, obligations, or responsibilities set forth in this Agreement.

(d)

Notwithstanding anything in this Agreement to the contrary, neither party shall be liable under this Agreement to the other party hereto for: (i) any punitive, consequential, special or indirect losses or damages; or (ii) losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation, acts of God, action or inaction of civil or military authority, war, terrorism, riot, fire, flood, sabotage, labor disputes, elements of nature, or non-performance by a third party that prevents the affected party to this Agreement from performing its obligations hereunder; provided that, for the duration of such circumstances, the affected party has, in the other party’s reasonable judgment established and maintained a business continuity plan reasonably designed to enable such party to continue performing its obligations under this Agreement with minimal disruption. Any indemnification payable by a party to this Agreement shall be net of insurance maintained by the indemnified party as of the time of the claim giving rise to indemnity hereunder is alleged to have arisen to the extent it covers such claim.

8.

Activities of ALPS. The services of ALPS under this Agreement are not to be deemed exclusive, and ALPS shall be free to render similar services to others. The Trust recognizes that from time to time directors, officers and employees of ALPS may serve as directors, officers and employees of other corporations or businesses (including other investment companies) and that such other corporations and businesses may include ALPS as part of their name and that ALPS or its affiliates may enter into distribution agreements or other agreements with such other corporations and businesses.

9.

Accounts and Records. The accounts and records maintained by ALPS shall be the property of the Trust. ALPS shall prepare, maintain and preserve such accounts and records as required by the 1940 Act and other applicable securities laws, rules and regulations. ALPS shall surrender such accounts and records to the Trust, in the form in which such accounts and records have been maintained or preserved, promptly upon receipt of instructions from the Trust. The Trust shall have access to such accounts and records at all times during ALPS’ normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by ALPS to the Trust at the Trust’s expense. ALPS shall assist the Trust, the Trust’s independent auditors, or, upon approval of the Trust, any regulatory body, in any requested review of the Trust’s accounts and records, and reports by ALPS or its independent accountants concerning its accounting system and internal auditing controls will be open to such entities for audit or inspection upon reasonable request. ALPS or its undersigned, as defined by Rule 17a-4 under the Exchange Act, shall have access to all electronic communications, including password access to the system storing the electronic communications, of registered representatives of ALPS that are associated with the Trust and are required to be maintained under Rule 17a-4 under the Exchange Act and FINRA Rules 3110 and 3010. Electronic storage media maintained by the Trust will comply with Rule 17a-4 under the Exchange Act.

10.

Confidential and Proprietary Information. ALPS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all records and information relative to the Trust and its current and former shareholders and other information germane thereto, as confidential and as proprietary information of the Trust and not to use, sell, transfer, or divulge such information or records to any person for any purpose other than performance of its duties hereunder, except after prior notification to and approval in writing from the Trust, which approval shall not be unreasonably withheld. Approval may not be withheld where ALPS may be exposed to civil, regulatory, or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when requested by the Trust. When requested to divulge such information by duly constituted authorities, ALPS shall use reasonable commercial efforts to request confidential treatment of such information. Further, ALPS will adhere to the privacy policies applicable to it as the principal underwriter of the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, ALPS shall have in place and maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its current and former shareholders.

11.

Compliance with Rules and Regulations. ALPS shall comply (and to the extent ALPS takes or is required to take action on behalf of the Trust hereunder shall cause the Trust to comply) with all applicable requirements of the 1940 Act, the 1933 Act, the Exchange Act, the regulations of FINRA and other applicable laws, rules, regulations, orders and code of ethics, as well as all investment restrictions, policies and procedures adopted by the Trust of which ALPS has knowledge (it being understood that ALPS is deemed to have knowledge of all investment restrictions, policies or procedures set out in the Trust’s public filings or otherwise provided to ALPS). Except as set out in this Agreement, ALPS assumes no responsibility for such compliance by the Trust. ALPS shall maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the services provided, and shall provide to the Trust a certification to such effect no less than annually or as otherwise reasonably requested by the Trust. ALPS shall make available its compliance personnel and shall provide at its own expense complete copies of its compliance materials, summaries thereof and and other relevant materials relating to such program as reasonably requested by the Trust.

12.	Representations and Warranties of ALPS. ALPS represents and warrants to the Trust that:

(a)	It is duly organized and existing as a corporation and in good standing under the laws of the State of Colorado.

(b)	It is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement.

(c)	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(d)	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement in accordance with industry standards.

(e)

ALPS has conducted a review of its supervisory controls system and has made available to the Trust the most current report of such review and any updates thereto. Every time ALPS conducts a review of its supervisory control system it will make available to the Trust for inspection a report of such review and any updates thereto. ALPS shall immediately notify the Trust of any changes in how it conducts its business that would materially change the results of its most recent review of its supervisory controls system and any other changes to ALPS’ business that would affect the business of the Trust or the Trust’s investment adviser.

13.	Representations and Warranties of the Trust. The Trust represents and warrants to ALPS that:

(a)	It is a statutory trust duly organized and existing and in good standing under the laws of the state of Delaware and is registered with the SEC as an open-end series management investment company.

(b)	It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement.

(c)	The Board has duly authorized it to enter into and perform this Agreement.

(d)

Notwithstanding anything in this Agreement to the contrary, the Trust agrees not to make any modifications to its registration statement or adopt any policies that would affect materially the obligations or responsibilities of ALPS hereunder without the prior written approval or ALPS, which approval shall not be unreasonably withheld or delayed.

14.

Consultation Between the Parties. ALPS and the Trust shall regularly consult with each other regarding ALPS’ performance of its obligations under this Agreement. In connection therewith, the Trust shall submit to ALPS at a reasonable time in advance of filing with the SEC reasonably final copies of any amended or supplemented registration statement (including exhibits) under the 1933 Act and the 1940 Act in the event that the Trust identifies ALPS as the principal underwriter and/or distributor of the Funds or otherwise includes any disclosures regarding the obligations or responsibilities of ALPS under this Agreement; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional; and provided, further, that any such registration statement relating to a Fund that has previously been submitted to ALPS need be resubmitted to ALPS only if such disclosures have been modified.

15.

Anti-Money Laundering. ALPS agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and all applicable laws and regulations promulgated thereunder. ALPS confirms that, as soon as possible, following the request from the Trust, ALPS will supply the Trust with copies of ALPS’ anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Trust may reasonably request from time to time. ALPS will provide, to the Trust, any Financial Crimes Enforcement Network (FinCEN) request received pursuant to USA Patriot Act Section 314(a), which the Trust may then provide to its transfer agent.

16.

Business Interruption Plan. ALPS shall maintain in effect a business interruption plan, and enter into any agreements necessary with appropriate parties making reasonable provisions for emergency use of electronic data processing equipment customary in the industry. In the event of equipment failures, ALPS shall, at no additional expense to the Trust, take commercially reasonable steps to minimize service interruptions.

17.	Duration and Termination of this Agreement.

(a)

Initial Term. This Agreement shall become effective as of the date first written above (the “Start Date”) and shall continue thereafter throughout the period that ends two (2) years after the Start Date (the “Initial Term”); provided, however, that the Trust’s Board has approved the continuance of any plan under Rule 12b-1 applicable to the Funds and this Agreement in accordance with Section 17(b) hereunder.

(b)

Renewal Term. If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Trust’s Board or (ii) by a vote of a majority of the outstanding voting securities of the relevant Fund of the Trust, provided that in either event the continuance is also approved by the majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. If a plan under Rule 12b-1 of the 1940 Act is in effect, continuance of the plan and this Agreement must be approved at least annually by a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval.

(c)

Termination. This Agreement is terminable on sixty (60) days’ written notice by the Trust’s Board, by vote of the holders of a majority of the outstanding voting securities of the relevant Fund of the Trust, or by ALPS.

(d)

Deliveries Upon Termination. Upon termination of this Agreement, ALPS agrees to cooperate in the orderly transfer of distribution duties and shall deliver to the Trust or as otherwise directed by the Trust (at the expense of the Trust) all records and other documents made or accumulated in the performance of its duties for the Trust hereunder. In the event ALPS gives notice of termination under this Agreement, it will continue to provide the services contemplated hereunder after such termination at the contractual rate for up to 120 days, provided that the Trust uses all reasonable commercial efforts to appoint such replacement on a timely basis.

18.

Assignment. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). This Agreement shall not be assignable by the Trust without the prior written consent of ALPS, such consent not to be unreasonably withheld by ALPS.

19.

Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado and the 1940 Act and the rules thereunder. To the extent that the laws of the State of Colorado conflict with the 1940 Act or such rules, the latter shall control.

20.

Names. The obligations of the Trust entered into in the name or on behalf thereof by any director, shareholder, representative, or agent thereof are made not individually, but in such capacities, and are not binding upon any of the directors, shareholders, representatives or agents of the Trust personally, but bind only the property of the Trust, and all persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust.

21.

Amendments to this Agreement. This Agreement may only be amended by the parties in writing. If required under the 1940 Act, any such amendment must be approved by the Board, including a majority of the members of the Board who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by a vote cast in person at a meeting for the purpose of voting on such amendment. If a plan under Rule 12b-1 of the 1940 Act is in effect, any such amendment must be approved by a majority of the Board who are not interested persons (as defined in the 1940 Act) and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval.

22.

Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To ALPS:

ALPS Distributors, Inc.

1290 Broadway, Suite 1100

Denver, Colorado 80203

Attn: General Counsel

Fax: (303) 623-7850

To the Trust:

Attn:

Fax:

24.	Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

25.	Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

STONE RIDGE TRUST

By:	/s/ James T. Rothwell
Name:	James T. Rothwell
Title:	Head of Legal

ALPS DISTRIBUTORS, INC.

By:	/s/ Steven B. Price
Name:	Steven B. Price
Title:	SVP & Director of Distribution Services

APPENDIX A

LIST OF FUNDS

Elements Emerging Markets Portfolio

Elements International Portfolio

Elements International Small Cap Portfolio

Elements U.S. Portfolio

Elements U.S. Small Cap Portfolio

Stone Ridge High Yield Reinsurance Risk Premium Fund

Stone Ridge Emerging Markets Variance Risk Premium Fund

Stone Ridge Global Equity Variance Risk Premium Master Fund

Stone Ridge International Developed Markets Variance Risk Premium Fund

Stone Ridge International Variance Risk Premium Master Fund

Stone Ridge U.S. Large Cap Variance Risk Premium Fund

Stone Ridge U.S. Small Cap Variance Risk Premium Fund

Stone Ridge U.S. Variance Risk Premium Master Fund

APPENDIX B

DISTRIBUTION SERVICES

•	Act as legal underwriter/distributor

•	Maintain and Supervise FINRA Registrations for Licensed Individuals

•	Coordinate Continuing Education Requirements

•	Administer and Maintain Required Filings/Licenses with FINRA

•	Provide investment company advertising and sales literature review, approval and record maintenance

•	Online submission, review/approval, & real-time status updates through ALPS Virtual Access (“AVA”) Advertising Review Portal

•	File required materials with FINRA

•	Provide advertising regulatory and disclosure guidance

•	Prepare, Update, Execute and Maintain Financial Intermediary Agreements

•	Online Access Provided through AVA

•	Administer Intermediary Due Diligence Program

•	Provide Ongoing Monitoring of Financial Intermediary Relationships

•	Established Risk Ranking Methodology and Reporting

•	Perform financial intermediary payments & reporting where required

Amendment No. 1 to the Distribution Agreement

This Amendment No. 1 (this “Amendment”) to the Distribution Agreement is entered into by and between Stone Ridge Trust, a Delaware statutory trust (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”), and is effective as of December 22, 2017.

WHEREAS, the Trust and ALPS entered into a Distribution Agreement, dated August 14, 2017, as amended from time to time (the “Agreement”); and

WHEREAS, the Trust and ALPS wish to amend the Agreement to reflect the liquidation of two Funds offered under the Trust.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. Appendix A List of Funds is hereby deleted in its entirety and replaced with a new Appendix A List of Funds attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

STONE RIDGE TRUST		ALPS DISTRIBUTORS, INC.

By:	/s/ Lauren D. Macioce	By:	/s/ Steven B. Price
Name:	Lauren D. Macioce	Name:	Steven B. Price
Title:	Chief Compliance Officer	Title:	SVP & Director of Distribution Services

APPENDIX A

LIST OF FUNDS

Elements Emerging Markets Portfolio

Elements International Portfolio

Elements International Small Cap Portfolio

Elements U.S. Portfolio

Elements U.S. Small Cap Portfolio

Stone Ridge High Yield Reinsurance Risk Premium Fund

Stone Ridge Global Equity Variance Risk Premium Master Fund

Stone Ridge International Developed Markets Variance Risk Premium Fund

Stone Ridge U.S. Large Cap Variance Risk Premium Fund

Stone Ridge U.S. Small Cap Variance Risk Premium Fund

Stone Ridge U.S. Variance Risk Premium Master Fund

Amendment No. 2 to the Distribution Agreement

This Amendment No. 2 (this “Amendment”) to the Distribution Agreement is entered into by and between Stone Ridge Trust, a Delaware statutory trust (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”), and is effective as of February 2, 2018.

WHEREAS, the Trust and ALPS entered into a Distribution Agreement, dated August 14, 2017, as amended from time to time (the “Agreement”); and

WHEREAS, the Trust and ALPS wish to amend the Agreement to update the services to be provided by ALPS to the Trust.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

3.Appendix B Distribution Services is hereby deleted in its entirety and replaced with a new Appendix B Distribution Services attached hereto.

4. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

STONE RIDGE TRUST		ALPS DISTRIBUTORS, INC.

By:	/s/ Lauren D. Macioce	By:	/s/ Steven B. Price
Name:	Lauren D. Macioce	Name:	Steven B. Price
Title:	Chief Compliance Officer	Title:	SVP & Director of Distribution Services

APPENDIX B

DISTRIBUTION SERVICES

•	Act as legal underwriter/distributor

•	Provide investment company advertising and sales literature review, approval and record maintenance

•	Online submission, review/approval, & real-time status updates through ALPS Virtual Access (“AVA”) Advertising Review Portal

•	File required materials with FINRA

•	Provide advertising regulatory and disclosure guidance

•	Prepare, Update, Execute and Maintain Financial Intermediary Agreements

•	Online Access Provided through AVA

•	Administer Intermediary Due Diligence Program

•	Provide Ongoing Monitoring of Financial Intermediary Relationships

•	Established Risk Ranking Methodology and Reporting

•	Perform financial intermediary payments & reporting where required